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                                                                      EXHIBIT 11



SECURITY DYNAMICS TECHNOLOGIES, INC.
AND SUBSIDIARIES


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COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
THREE MONTHS ENDED MARCH 31, 1997 AND 1996
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
-----------------------------------------------



                                                                         1997             1996
                                                                       -------          -------

     PRIMARY

     Weighted average number of common and
       common equivalent shares outstanding:

         Common stock                                                   34,865           33,710

         Common equivalent shares resulting from
           stock options (treasury stock method)                         1,693            2,564
                                                                       -------          -------

         Total                                                          36,558           36,274
                                                                       =======          =======

         Net income                                                    $ 4,729          $ 2,168
                                                                       =======          =======

         Net income per common and common equivalent share             $   .13          $   .06
                                                                       =======          =======

     FULLY DILUTED

     Weighted average number of common and
       common equivalent shares outstanding:

         Common stock                                                   34,865           33,710

         Common equivalent shares resulting from
           stock options (treasury stock method)                         1,693            2,564
                                                                       -------          -------

         Total                                                          36,558           36,274
                                                                       =======          =======

         Net income                                                    $ 4,729          $ 2,168
                                                                       =======          =======

         Net income per common and common equivalent share             $   .13          $   .06
                                                                       =======          =======

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